UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2023

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modification to Rights of Security Holders.

On July 31, 2023, Crimson Wine Group, Ltd. (the “Company”) filed a Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Charter Amendment”) of the Company with the Secretary of State of the State of Delaware that restricts certain transfers of shares of the Company’s common stock (“Common Stock”). The Charter Amendment is intended to preserve certain tax benefits of the Company’s net operating losses for long-term stockholder value. Subject to certain limited exceptions, the Charter Amendment’s transfer restrictions would restrict the transfer of shares of Common Stock if such transfer would result in either increasing a person’s ownership of shares of Common Stock from less than 5% to 5% or more of shares of Common Stock, or, with respect to persons who own 5% or more of shares of Common Stock, increasing the percentage of shares of Common Stock that such person owns. Any direct or indirect transfer attempted in violation of the Charter Amendment would be void as of the date of the prohibited transfer as to the purported transferee, and the purported transferee would not be recognized as the owner of the shares of Common Stock attempted to be owned in violation of the Charter Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of the Company at the Annual Meeting of Stockholders of the Company held on July 28, 2023.

1. Election of Directors
Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	Votes For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	14,995,863	943,022	3,662,890
Annette D. Alvarez-Peters	15,174,449	764,456	3,662,890
Douglas M. Carlson	14,036,126	1,902,759	3,662,890
Avraham M. Neikrug	14,181,004	1,757,881	3,662,890
Colby A. Rollins	14,020,470	1,918,415	3,662,890
Joseph S. Steinberg	14,998,263	940,622	3,662,890
Luanne D. Tierney	14,182,015	1,756,870	3,662,890

2. Ratification of BPM LLP as independent registered public accounting firm of the Company for the year ending December 31, 2023.

The ratification of BPM LLP was approved, and the voting results are set forth below:

Votes For:	18,761,901
Votes Against:	7,280
Votes Abstained:	832,594

3. Approval of the advisory resolution approving the compensation of the Company’s named executive officers (“say-on-pay”).

The advisory resolution on say-on-pay was approved, and the voting results are set forth below:

Votes For:	14,840,432
Votes Against:	1,079,508
Votes Abstained:	18,945
Broker Non-Votes:	3,662,890

4. Approval of the Charter Amendment.

The Charter Amendment was approved, and the voting results are set forth below:

Votes For:	12,092,146
Votes Against:	3,148,494
Votes Abstained:	698,226
Broker Non-Votes:	3,662,909

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Crimson Wine Group, Ltd.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2023

CRIMSON WINE GROUP, LTD.

By: /s/ Jennifer Locke
Name: Jennifer Locke
Title: Chief Executive Officer